Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender of

1.800% Senior Notes due 2026

2.400% Senior Notes due 2028

and/or

2.950% Senior Notes due 2031

of

Vontier Corporation

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) (a) 1.800% Senior Notes due 2026 (the “original 2026 notes”), (b) 2.400% Senior Notes due 2028 (the “original 2028 notes”) and/or (c) 2.950% Senior Notes due 2031 (the “original 2031 notes” and, collectively with the original 2026 notes and the original 2028 notes, the “original notes”) are not immediately available, (ii) original notes and the Letter of Transmittal cannot be delivered to Wilmington Trust, National Association (the “Exchange Agent”) on or prior to 5:00 p.m., New York City time on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated              , 2021 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of Vontier Corporation, a Delaware corporation (the “Company”).

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association

Wilmington Trust, National Association

Attention: Workflow Management – 5th Floor

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.